UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2015

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 East Leigh Street, Suite 209, Richmond, Virginia 23219

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 5, 2015, the Board of Directors (the “Board”) of AmpliPhi Biosciences Corporation (the “Company”) appointed Vijay Samant as a Class II director of the Company and Paul C. Grint, M.D. as a Class III director of the Company. The Company is not aware of any transaction with Mr. Samant or Dr. Grint requiring disclosure under Item 404(a) of Regulation S-K.

On November 5, 2015, each of Mr. Samant and Dr. Grint was granted, under the Company’s 2013 Stock Incentive Plan, a stock option to purchase 16,200 shares of the Company’s common stock at an exercise price per share of $5.65, which was the closing price of the Company’s common stock on the NYSE MKT on the date of grant. Each of the stock options vests as follows: 25% of the shares subject to the option will vest one year following the date of grant, and thereafter the remaining shares will vest in equal monthly installments over the following 36 months. As non-employee directors, each of Mr. Samant and Dr. Grint will also be entitled to receive an annual cash retainer of $40,000 for service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015	AmpliPhi Biosciences Corporation

	By:	/s/ M. Scott Salka
	Name:	M. Scott Salka
	Title:	Chief Executive Officer